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                                                                    EXHIBIT 99.1


                                                          WESBANCO, INC.
                                                     WHEELING, WEST VIRGINIA
                                                              PROXY
                                                SPECIAL MEETING OF STOCKHOLDERS
                                                       FEBRUARY 16, 1994



The undersigned hereby constitutes and appoints Carter W. Strauss, Thomas L. Thomas and John A. Welty, or any one of them, attorneys and proxies, with full power of substitution to represent the undersigned at the special meeting of shareholders of WesBanco, Inc. to be held in the Directors Room of WesBanco Bank Wheeling, Bank Plaza, Wheeling, West Virginia, 26003, on February 16, 1994, at 4:00 p.m., and at any adjournment or adjournments thereof, with full powers then possessed by the undersigned, and to vote, at that meeting, or any adjournment or adjournments thereof, all shares of stock which the undersigned would be entitled to vote if personally present, as follows:



1. Authorization for the issuance of up to 2,221,304 shares of common stock, par value $2.0833 per share, of WesBanco and 10,000 shares of WesBanco 8% Cumulative Convertible Preferred Stock in exchange for all of the outstanding common stock, par value $1.25 per share, of First Fidelity Bancorp, Inc. ("First Fidelity"), Fairmont, West Virginia, and all of the outstanding 8% Cumulative Convertible Preferred Stock of First Fidelity, pursuant to the terms and conditions of the Agreement and Plan of Merger, by and between WesBanco, First Fidelity and FFB Corporation, dated August 26, 1993, attached to the accompanying Joint Proxy Statement/Prospectus as Appendix II.

                    FOR [_]     AGAINST [_]     ABSTAIN [_]

2. Such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO SPECIFICATION IS MADE, THE SHARES OF COMMON STOCK OF THE BANK REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1. IF ANY OTHER BUSINESS IS PRESENTED AT SAID MEETING, THIS PROXY SHALL BE VOTED AT THE DISCRETION OF THE PROXIES APPOINTED HEREBY.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION.

 -----------------------------            -----------------------------(SEAL)
           DATED

                                          -----------------------------(SEAL)

(Please sign exactly as your name(s) appears hereon. When signing as Attorney, Executor, Administrator, Trustee, Guardian, etc., give full title as such. If you are signing for someone else, you must send documentation with this Proxy, certifying your authority to sign. If stock is jointly owned, each joint owner should sign.)